Exhibit 23(b)

Analysis, Research & Planning Corporation’s Consent

Regarding the Registration Statement on Form S-8 for The Dow Chemical Company 2012 Stock Incentive Plan (“the Registration Statement”), Analysis, Research & Planning Corporation (“ARPC”) hereby consents to the incorporation by reference in the Registration Statement of the use of ARPC’s name and the reference to ARPC’s reports appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2015.

/S/ B. THOMAS FLORENCE
B. Thomas Florence
President
Analysis, Research & Planning Corporation
February 18, 2016